SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 16, 2005

Date of report (Date of earliest event reported)

BUCA, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-25721	41-1802364
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Nicollet Mall, Suite 5003 Minneapolis, Minnesota	55403
(Address of Principal Executive Offices)	(Zip Code)

Telephone Number: (612) 225-3400

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 19, 2005, BUCA, Inc. issued a press release announcing the appointment by the Board of Directors of Fritzi Gouldsby-Pikes Woods (45 years old) to its Board of Directors to serve as an additional Class I Director. Ms. Woods was elected on September 16, 2005 and her term commenced on September 19, 2005. Ms. Woods has been appointed to the Audit and Governance and Nominating committees of the Company’s Board of Directors.

Since 2003, Ms. Woods has served as President and Chief Executive Officer of PrimeSource FoodService Equipment, Inc., the nation’s ninth largest food service equipment distribution company. From 1998 to 2002, Ms. Woods was with The Dallas Morning News, a subsidiary of Belo Corporation, where she served as Executive Vice President Sales and Marketing and Chief Financial Officer and received the Trailblazer Award from the Dallas-Fort Worth Association of Black Communicators. Previously, Ms. Woods was Manufacturing Controller and Finance Manager for Motorola in Austin, Texas and worked as an auditor for Arthur Andersen & Co. Ms. Woods is active on various boards and is a Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2005	BUCA, INC.
(Registrant)

	By	/s/ Wallace B. Doolin
Wallace B. Doolin
Chairman, President and Chief Executive Officer